Exhibit 10.31


                                                                   March 3, 2005

mmWave Technologies Inc.
6695 Millcreek Dr. Unit 8
Mississauga Ontario
L5N 5R8

Dear Sirs:

      We are pleased to confirm that, subject to acceptance by you, The Bank of Nova Scotia (the "Bank") will make available to mmWave Technologies Inc. (the "Borrower"), credit facilities on the terms and conditions set out in the attached Terms and Conditions Sheet and in Schedule "A".

      If the arrangements set out in this letter, and in the attached Terms and Conditions Sheet and Schedule "A" (collectively the "Commitment Letter') are acceptable to you, please sign the enclosed copy of this letter in the space indicated below and return the letter to us by the close of business on March 17, 2005 after which date this offer will lapse.

      This Commitment Letter replaces all previous commitments issued by the Bank to the Borrower.

                                                Yours truly,

---------------------------                     ---------------------------
Bent Laursen                                    Zenon Iwachiw
Senior Relationship Manager                     Director Commercial Banking

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      The arrangements set out above and in the attached Terms and Conditions
Sheet and Schedule "A" (collectively the "Commitment Letter") are hereby acknowledged and accepted by:

mmWave Technologies Inc.

Name

By:     ______________________________
Title:

Date:  ______________________________


Guarantors:

Wireless Age Communications, Inc.                1588102 Ontario Inc.

Name                                             Name

By:     ______________________________           By:     _______________________
Title:                                           Title:

Date:  ______________________________            Date:  ________________________



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                              TERMS AND CONDITIONS

CREDIT NUMBER:  1                                AUTHORIZED AMOUNT:  $750,000.00
--------------------------------------------------------------------------------

TYPE

         Operating

PURPOSE

         General operating requirements

CURRENCY

         Canadian dollars and/or U.S. Dollars equivalent thereof.

AVAILMENT

         The Borrower may avail the Credit by way of direct advances evidenced by Agreement re Operating Credit Line.

INTEREST RATE

         Cdn. Dollars): The Banks' Prime Lending Rate from time to time, plus 1.20% per annum with interest payable monthly.

         (U.S. Dollars): The Bank's U.S. Dollar Base Rate in Canada, from time to time, plus 1.20% per annum with interest payable monthly.

REPAYMENT

         Advances are repayable on demand.

FEES

         An Annual Review Fee of $1,000 is payable by the Borrower upon acceptance of this Commitment Letter.

         A Financial Statement Review Fee of $30.00 per reporting period (quarterly) is payable by the Borrower at the end of each reporting period.

         A Security Monitoring Fee of $30 is payable by the Borrower each time the Bank deems it advisable to monitor accounts receivable/loan margins, to conduct inventory audits/checks and/or to perform security valuations, security verifications or other such activities (monthly).


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         In addition to, and not in substitution for the obligations of the
         Borrower and the rights of the Bank upon the occurrence of an event of default herein, the Borrower shall pay to the Bank:

            a fee of $100.00 per month (or such higher amount as may be determined by the Bank from time to time) for each month or part thereof during which the Borrower is late in providing the Bank with financial or other information required herein;

         The imposition or collection of fees does not constitute an express or implied waiver by the Bank of any event of default or any of the terms or conditions of the lending arrangements, security or rights arising from any default. Fees may be charged to the Borrower's deposit account when incurred.

SPECIFIC SECURITY

         The following security, evidenced by documents in form satisfactory to the Bank and registered or recorded as required by the Bank, is to be provided prior to any advances or availment being made under the Credit(s):

            Agreement Re Operating Credit Line. (Schedule B, for U.S.$
            Advances).


CREDIT NUMBER:  2                                 AUTHORIZED AMOUNT:  $50,000.00
--------------------------------------------------------------------------------

TYPE
         Corporate VISA - Availment, interest rate and repayment as per Cardholder Agreement.

GENERAL SECURITY

         The following security, evidenced by documents in form satisfactory to the Bank and registered or recorded as required by the Bank, is to be provided prior to any advances or availment being made under the
         Credits:

                  General Security Agreement over all present and future personal property with appropriate insurance coverage, loss if any, payable to the Bank.

                  Insurance over inventory with loss, if any, payable to the Bank.

                  Postponement Agreement covering an amount of $700,000, supported by respective promissory note(s).

                  Postponed Funds may be reduced subject to all conditions of the Commitment Letter being met, both before and after giving effect to such reductions.


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                  Guarantees given by the following in the amounts shown (with corporate seals and resolutions as applicable):

                          NAME                                       AMOUNT
                          ----                                       ------
                          Wireless Age Communications, Inc.       $750,000.
                          1588102 Ontario Inc.                    $750,000.

GENERAL CONDITIONS

     Until all debts and liabilities under the Credits have been discharged in full, the following conditions will apply in respect of the Credits:

              Operating loans are not to exceed at any time the lesser of the operating limit or Borrowing Base which is defined as the aggregate of 75% of good quality domestic (Canadian &/or US Dollar) accounts receivable (excluding accounts over 90 days, accounts due by employees, offsets and inter-company accounts) less security interests or charges held by other parties and specific payables which have or may have priority over the Bank's security.

              The ratio of current assets to current liabilities is to be maintained at all times at 1.2:1 or better.

              The ratio of Debt (including deferred taxes) to Tangible Net Worth
              (TNW) is not to exceed 2.5:1.

              TNW is defined as the sum of share capital, earned and contributed surplus and postponed funds less (i) amounts due from officers/affiliates, (ii) investments in affiliates, and (iii) intangible assets as defined by the Bank.

              No dividends, withdrawals, bonuses, advances to shareholders, management or affiliate are permitted which would place any bank credit conditions in default.

              Without the Bank's prior written consent:

                  No change in ownership is permitted.

                  The Bank acknowledges mmWave Technologies Inc. request to the Bank to consent to the sale of mmWave Technologies Inc. to 1588102 Ontario Inc. and provides its consent, subject to:

                  a) The Borrower providing the Bank with a signed copy of the Purchase Agreement satisfactory to the Bank, immediately upon completion of the transaction.

                  b) The Guarantors providing the Bank with a lawyer's affidavit confirming the Guarantees being provided will not contravene of current Banking Covenants.


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                  c) Confirmation Guarantor is currently onside to all Banking
                  Covenants.

                  No mergers, acquisitions or change in the Borrower's line of business are permitted.

              The Borrower shall permit the Bank, or its agents, access, at all reasonable times, to all premises where the collateral covered by the Bank's security may be located and the Bank or its agents may inspect such collateral and all related documents and records.


              For ongoing Credit Risk management purposes, all operating accounts of the Borrower shall be maintained with the Bank as long as the Borrower has any operating line facilities with the Bank.


GENERAL BORROWER REPORTING CONDITIONS

     Until all debts and liabilities under the Credit(s) have been discharged in full, the Borrower will provide the Bank with the following:


              Annual Audited Financial Statements, within 90 days of the Borrower's fiscal year end, duly signed.

              Quarterly Interim Financial Statements within 25 days of period end.

              Annual Consolidated Audited Financial Statements of the Wireless Age Communications, Inc. (guarantor) within 90 days of the Borrower's fiscal year end, duly signed.

              In house Financial Statements of 1588102 Ontario Inc. (Guarantor) within 90 days of the Borrower's fiscal year end, duly signed.

              A Statement of Security monthly, to include information on inventory, accounts receivable and accounts payable, within 25 days of period end.

              Monthly Aged Listing of Receivables within 25 days of period end.

              Monthly Aged Listing of Trade Accounts Payable within 25 days of period end.


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                                   SCHEDULE A

                   ADDITIONAL TERMS AND CONDITIONS APPLICABLE
                                 TO ALL CREDITS

Calculation and Payment of Interest

1. Interest on loans/advances made in Canadian dollars will be calculated on a daily basis and payable monthly on the 22nd day of each month (unless otherwise stipulated by the Bank). Interest shall be payable not in advance on the basis of a calendar year for the actual number of days elapsed both before and after demand of payment or default and/or judgment.

1a. Interest on loans/advances made in U.S. dollars will be calculate on a daily basis and payable monthly on the 22nd day of each month, (unless otherwise stipulated by the Bank). Interest shall be payable not in advance on the basis of a 360 day year for the actual number of days elapsed both before and after demand of payment or default and/or judgement. The rate of interest based on a 360 day year is equivalent to the rate based on a calendar year of 365 days of 365/360 times the rate of interest that applies to the U.S. dollar loans/advances.

Interest on Overdue Interest

2. Interest on overdue interest shall be calculated at the same rate as interest on the loans/advances in respect of which interest is overdue, but shall be compounded monthly and be payable on demand, both before and after demand and judgment.

Indemnity Provision

3. If the introduction or implementation of, or any change in, or in the interpretation of, or any change in its application to the Borrower of, any law or any regulation or guideline issued by any central bank or other governmental authority (whether or not having the force of law), including, without limitation, any reserve or special deposit requirement or any tax (other than tax on the Bank's general income) or any capital requirement, has due to the Bank's compliance the effect, directly or indirectly, of (i) increasing the cost to the Bank of performing its obligations hereunder or under any availment hereunder; (ii) reducing any amount received or receivable by the Bank or its effective return hereunder or in respect of any availment hereunder or on its capital; or
     (iii) causing the Bank to make any payment or to forgo any return based on the amount received or receivable by the Bank hereunder or in respect of any availment hereunder, then upon demand from time to time the Borrower shall pay such amount as shall compensate the Bank for any such cost, reduction, payment or forgone return (collectively "Increased Costs") as such amounts are calculated in a certificate reasonably prepared by the Bank.


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     In the event of the Borrower becoming liable for such Increased Costs, the
     Borrower shall have the right to prepay in full, without penalty, the outstanding principal balance under the affected credit other than the face amount of any document or instrument issued or accepted by the Bank for the account of the Borrower, including, without limitation, a Letter of Credit, a Letter of Guarantee or a Banker's Acceptance. Upon any such prepayment, the Borrower shall also pay the then accrued interest on the amount prepaid and the Increased Costs to the date of prepayment together with such amount as will compensate the Bank for the cost of any early termination of its funding arrangements in accordance with its normal practices, as such amounts are calculated in a certificate reasonably prepared by the Bank.

Environment

4. The Borrower agrees:

     (a) to obey all applicable laws and requirements of any federal, provincial, or any other governmental authority relating to the environment and the operation of the business activities of the Borrower;

     (b) to allow the Bank access at all times to the business premises of the Borrower to monitor and inspect all property and business activities of the Borrower;

     (c) to notify the Bank from time to time of any business activity conducted by the Borrower which involves the use or handling of hazardous materials or wastes or which increases the environmental liability of the Borrower in any material manner;

     (d) to notify the Bank of any proposed change in the use or occupation of the property of the Borrower prior to any change occurring;

     (e) to provide the Bank with immediate written notice of any environmental problem and any hazardous materials or substances which have an adverse effect on the property, equipment, or business activities of the Borrower and with any other environmental information requested by the Bank from time to time.

     (f) to conduct all environmental remedial activities which a commercially reasonable person would perform in similar circumstances to meet its environmental responsibilities and if the Borrower fails to do so, the Bank may perform such activities; and

     (g) to pay for any environmental investigations, assessments or remedial activities with respect to any property of the Borrower that may be performed for or by the Bank from time to time.


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     If the Borrower notifies the Bank of any specified activity or change or provides the Bank with any information pursuant to subsections (c), (d), or
     (e), or if the Bank receives any environmental information from other sources, the Bank, in its sole discretion, may decide that an adverse change in the environmental condition of the Borrower or any of the property, equipment, or business activities of the Borrower has occurred which decision will constitute, in the absence of manifest error, conclusive evidence of the adverse change. Following this decision being made by the Bank, the Bank shall notify the Borrower of the Bank's decision concerning the adverse change.

     If the Bank decides or is required to incur expenses in compliance or to verify the Borrower's compliance with applicable environmental or other regulations, the Borrower shall indemnify the Bank in respect of such expenses, which will constitute further advances by the Bank to the Borrower under this Agreement.

Periodic Review

5. The obligation of the Bank to make further advances or other accommodation available under any Credit(s) of the Borrower under which the indebtedness or liability of the Borrower is payable on demand, is subject to periodic review and to no adverse change occurring in the financial condition or the environmental condition of the Borrower or any guarantor.

Evidence of Indebtedness

6. The Bank's accounts, books and records constitute, in the absence of manifest error, conclusive evidence of the advances made under this Credit, repayments on account thereof and the indebtedness of the Borrower to the Bank.

Acceleration

7.   (a)      All indebtedness and liability of the Borrower to the Bank payable on demand, is repayable by the Borrower to the Bank at any time on demand;

     (b) All indebtedness and liability of the Borrower to the Bank not payable on demand, shall, at the option of the Bank, become immediately due and payable, the security held by the Bank shall immediately become enforceable, and the obligation of the Bank to make further advances or other accommodation available under the Credits shall terminate, if any one of the following Events of Default occurs:

               (i) the Borrower or any guarantor fails to make when due, whether on demand or at a fixed payment date, by acceleration or otherwise, any payment of interest, principal, fees, commissions or other amounts payable to the Bank;

              (ii) there is a breach by the Borrower or any guarantor of any other term or condition contained in this Commitment Letter or in any other agreement to which the Borrower and/or any guarantor and the Bank are parties;


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


              (iii) any default occurs under any security listed in this Commitment Letter under the headings "Specific Security" or "General Security" or under any other credit, loan or security agreement to which the Borrower and/or any guarantor is a party;

              (iv) any bankruptcy, re-organization, compromise, arrangement, insolvency or liquidation proceedings or other proceedings for the relief of debtors are instituted by or against the Borrower or any guarantor and, if instituted against the Borrower or any guarantor, are allowed against or consented to by the Borrower or any guarantor or are not dismissed or stayed within 60 days after such institution;

              (v) a receiver is appointed over any property of the Borrower or any guarantor or any judgement or order or any process of any court becomes enforceable against the Borrower or any guarantor or any property of the Borrower or any guarantor or any creditor takes possession of any property of the Borrower or any guarantor ;(vi) any course of action is undertaken by the Borrower or any guarantor or with respect to the Borrower or any guarantor which would result in the Borrower's or guarantor's reorganization, amalgamation or merger with another corporation or the transfer of all or substantially all of the Borrower's or any guarantor's assets;

              (vii) any guarantee of indebtedness and liability under the Credit Line is withdrawn, determined to be invalid or otherwise rendered ineffective;

              (viii) any adverse change occurs in the financial condition of the Borrower or any guarantor.

              (ix) any adverse change occurs in the environmental condition of:

                      (A)    the Borrower or any guarantor of the Borrower; or


                      (B) any property, equipment, or business activities of the Borrower or any guarantor of the Borrower.

Costs

8. All costs, including legal and appraisal fees incurred by the Bank relative to security and other documentation and the enforcement thereof, shall be for the account of the Borrower and may be charged to the Borrower's deposit account when submitted.


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